EXHIBIT 23.6

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Paladin Realty Income Properties, Inc.

We consent to the use of our reports dated December 3, 2009 with respect to the Statement of Revenues and Certain Operating Expenses of Lofton Place Apartments for the year ended December 31, 2008, dated February 10, 2009 with respect to the Combined Statement of Revenues and Certain Operating Expenses of Two and Five Governor Park for the year ended December 31, 2007, dated October 14, 2008, with respect to the Statement of Revenues and Certain Operating Expenses of Conifer Crossing for the year ended December 31, 2007, dated April 10, 2008, with respect to the Statement of Revenues and Certain Operating Expenses of Hilltop Apartments for the year ended December 31, 2007, dated January 15, 2008, with respect to the Statement of Revenues and Certain Operating Expenses of the Retreat Apartments for the year ended December 31, 2006, dated November 1, 2007, with respect to the Statement of Revenues and Certain Operating Expenses of Pheasant Run Apartments for the year ended December 31, 2006, dated November 1, 2007, with respect to the Statement of Revenues and Certain Operating Expenses of Pinehurst Apartment Homes for the year ended December 31, 2006, dated January 16, 2007, with respect to the Statement of Revenues and Certain Operating Expenses of Fieldstone Apartments for the year ended December 31, 2005, dated June 6, 2006, with respect to the Statement of Revenues and Certain Operating Expenses of Champion Farms Apartments for the year ended December 31, 2005, and dated January 27, 2005, with respect to the Statement of Revenues and Certain Operating Expenses of 801 Fiber Optic Drive, North Little Rock, Arkansas for the year ended December 31, 2004 included or incorporated by reference in this Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (No. 333-146867) of Paladin Realty Income Properties, Inc., and to the reference to our Firm under the heading “Experts” in the Post-Effective Amendment No. 6 to the Registration Statement.

We also consent to the use of our reports dated December 3, 2009 with respect to our interim review of the Statement of Revenues and Certain Operating Expenses of Lofton Place Apartments for the nine months ended September 30, 2009, dated February 10, 2009 with respect to our interim review of the Combined Statement of Revenues and Certain Operating Expenses of Two and Five Governor Park for the nine months ended September 30, 2008, dated October 14, 2008, with respect to our interim review of the Statement of Revenues and Certain Operating Expenses of Conifer Crossing for the six months ended June 30, 2008, dated January 15, 2008, with respect to our interim review of the Statement of Revenues and Certain Operating Expenses of the Retreat Apartments for the nine months ended September 30, 2007, dated November 1, 2007, with respect to our interim review of the Statement of Revenues and Certain Operating Expenses of Pheasant Run Apartments for the six months ended June 30, 2007, dated November 1, 2007, with respect to our interim review of the Statement of Revenues and Certain Operating Expenses of Pinehurst Apartment Homes for the six months ended June 30, 2007, dated January 16, 2007, with respect to our interim review of the Statement of Revenues and Certain Operating Expenses of Fieldstone Apartments for the nine months ended September 30, 2006, dated June 6, 2006, with respect to our interim review of the Statement of Revenues and Certain Operating Expenses of Champion Farms for the three months ended March 31, 2006, and dated December 28, 2005, with respect to our interim review of the Statement of Revenues and Certain Operating Expenses of 801 Fiber Optic Drive, North Little Rock, Arkansas for the nine months ended September 30, 2005 included or incorporated by reference in this Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (No. 333-146867) of Paladin Realty Income Properties, Inc. Pursuant to Rule 436 under the Securities Act of 1933 (the “Act”), such report is not considered part of a Registration Statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

/s/ IMOWITZ KOENIG & CO., LLP

New York, New York

December 22, 2009